Exhibit 4.76

AMENDMENT NO. 4 AND ALLONGE TO REVOLVING LINE OF CREDIT NOTE

This Amendment No. 4 to Revolving Line of Credit Note (this “Agreement”) is made as of the 26th day of April, 2010 by and among RBS CITIZENS, NATIONAL ASSOCIATION, having a lending office at 28 State Street, Boston, MA 02109 (the “Lender”) and NATIONAL INVESTMENT MANAGERS, INC., a Florida corporation having an address of 485 Metro Place South, Suite 275, Dublin, OH 43017 (the “Borrower”).

RECITALS

WHEREAS, Borrower and Lender are parties to that certain Revolving Line of Credit and Term Loan Agreement, dated as of November 30, 2007, as amended by (i) a certain Amendment No. 1 to Revolving Line of Credit and Term Loan Agreement, dated March 31, 2008, (ii) a certain Amendment No. 2 to Revolving Line of Credit and Term Loan Agreement, dated June 30, 2008, (iii) a certain Amendment No. 3 to Revolving Line of Credit and Term Loan Agreement, dated June 30, 2008, (iv) a certain Amendment No. 4 to Revolving Line of Credit and Term Loan Agreement dated as of July 16, 2008, (v) a certain Amendment No. 5 to Revolving Line of Credit and Term Loan Agreement dated as of October 1, 2008, (vi) a certain Amendment No. 6 to Revolving Line of Credit and Term Loan Agreement dated as of November 26, 2008, (vii) a certain Amendment No. 7 to Revolving Line of Credit and Term Loan Agreement dated as of March 30, 2009, (viii) a certain Amendment No. 8 to Revolving Line of Credit and Term Loan Agreement dated as of June 30, 2009, (ix) a certain Amendment No. 9 to Revolving Line of Credit and Term Loan Agreement dated as of September 25, 2009, and (x) a certain Amendment No. 10 to Revolving Line of Credit and Term Loan Agreement dated as of December 14, 2009 (collectively, the “Loan Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

WHEREAS, the obligations of Borrower to Lender are further evidenced by (i) a certain Term Promissory Note, dated November 30, 2007, from the Borrower to the Lender in the maximum principal amount of up to $13,000,000.00, as amended by (a) a certain Amendment No. 1 and Allonge to Term Promissory Note, dated as of June 30, 2008, increasing the maximum principal amount to $15,000,000.00, (b) a certain Amendment No. 2 and Allonge to Term Promissory Note dated as of October 1, 2008, and (c) a certain Amendment No. 3 and Allonge to Term Promissory Note dated as of March 30, 2009 (collectively, the “Term Note”); and (ii) a certain Revolving Line of Credit Note, dated November 30, 2007, from the Borrower to the Lender in the maximum principal amount of $2,000,000.00, as amended by (a) a certain Amendment No. 1 and Allonge to Revolving Line of Credit Note dated as of March 30, 2009, (b) a certain Amendment No. 2 and Allonge to Revolving Line of Credit Note dated as of September 25, 2009, temporarily increasing the maximum principal amount to $2,500,000.00 and (c) a certain Amendment No. 3 and Allonge to Revolving Line of Credit Note dated as of December 14, 2009 (collectively, the “Revolving Note”, and together with the Term Note, the “Notes”).

WHEREAS, the obligations of Borrower to Lender evidenced by the Loan Agreement and the Notes are secured by (i) a certain Security Agreement dated as of November 30, 2007 by Borrower in favor of Lender (the “Security Agreement”) and (ii) a certain Stock Pledge Agreement dated as of November 30, 2007 by Borrower in favor of Lender (as subsequently amended, the “Stock Pledge Agreement,” and together with the Loan Agreement, the Notes and the Security Agreement, the “Loan Documents”).

Exhibit 4.76

WHEREAS, the following Events of Default (collectively, the “Identified Events of Default”) have occurred or may occur:

(i)           Borrower has failed to comply with the Minimum EBITDA covenant set forth in Section 5(m) of the Loan Agreement for the periods ending September 30, 2009 and December 31, 2009;

(ii)          Borrower has failed to comply with the Maximum Ratio of Total Funded Debt to Adjusted EBITDA covenant set forth in Section 5(n) of the Loan Agreement for the periods ending September 30, 2009 and December 31, 2009;

(iii)         Borrower has failed to comply with the Minimum Fixed Charge Coverage Ratio covenant set forth in Section 5(o) of the Loan Agreement for the periods ending September 30, 2009 and December 31, 2009;

(iv)         Borrower has failed to comply with Section 6(iv)(i) of the Loan Agreement due to the occurrence of certain defaults under the Junior Loan;

(v)          Borrower has failed to comply with Section I(1) of Amendment No. 10 to the Loan Agreement, pursuant to which Borrower was required to repay any amounts outstanding under the Revolving Note in excess of $2,000,000 on or before February 28, 2010; and

(vi)         Borrower anticipates that one or more Events of Default may occur during the Forbearance Period (as defined below) under Sections 5(m), 5(n) and 5(o) of the Loan Agreement and under Section 6(a)(iv)(ii) of the Loan Agreement with respect to Seller Financing.

WHEREAS, contemporaneously herewith, the Lender and Borrower have executed that certain Eleventh Amendment to Revolving Line of Credit and Term Loan Agreement (the “Eleventh Amendment”), pursuant to which the Lender has agreed to forbear from exercising its rights and remedies in respect of the Identified Events of Default, but only as and to the extent provided therein and on the terms and conditions described therein; and

WHEREAS, pursuant to and as a condition to the effectiveness of the Eleventh Amendment, the Lender and the Borrower have agreed to amend certain terms of the Revolving Note.

NOW, THEREFORE, with the foregoing Recitals incorporated by reference and made a part hereof, in consideration of the mutual agreements contained in the Loan Documents (including the Eleventh Amendment) and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Exhibit 4.76

1.           Amendments to Revolving Note.

(a)           Section 1.3 of the Revolving Note is hereby amended by deleting the definition of “Expiration Date” and replacing it with the following:

“Expiration Date” means January 2, 2011.

(b)           Section 1.5 of the Revolving Note is hereby amended by deleting the definition of “Maximum Revolving Credit” and replacing it with the following:

“Maximum Revolving Credit” means $4,000,000.

(c)           Section 3 of the Revolving Note is hereby deleted in its entirety and replaced with the following:

“INTEREST:  Each Revolving Advance shall accrue interest at a variable per annum rate of interest equal to either, at Borrower’s election in accordance with the terms and conditions of the Loan Agreement, (i) the Prime Rate or (ii) the Adjusted LIBOR Rate, plus the Libor Rate Margin (as such terms are defined in Rider A entitled “RBS Citizens Standard Libor Provisions (Revolving Line of Credit)” attached hereto and made a part hereof) (the “LIBOR Option”).  Notwithstanding the foregoing, after the Forbearance and Amendment Agreement Effective Date (as defined in that certain Eleventh Amendment to Revolving Line of Credit and Term Loan Agreement dated as of April 26, 2010), Revolving Advances (including, for the avoidance of doubt, Revolving Advances outstanding as of the Forbearance and Amendment Agreement Effective Date and Revolving Advances made thereafter) shall accrue interest at the Prime Rate plus six hundred (600) Basis Points.  Changes in the interest rate applicable to any Revolving Advance occurring as a result of changes in the Prime Rate or the LIBOR Rate, as applicable, shall take place immediately without notice to Borrower or demand of any kind.  Interest on each Revolving Advance shall at all times be calculated on a 360-day year of twelve 30-day months, but shall accrue and be payable on the actual number of days elapsed.”

2.           Ratification of Loan Documents.  Borrower hereby ratifies, confirms and approves each of the terms and conditions, and its liabilities and obligations under, each of the Loan Documents, including, without limitation, the Eleventh Amendment.

3.           Entire Agreement; Amendments and Waivers.  There are no other understandings, express or implied, between Lender and Borrower regarding the subject matter hereof.  This Agreement may not be amended or modified, and no provision of this Agreement may be waived, orally but only by a written agreement executed and approved in accordance with Section 18 of the Revolving Note.

4.           Choice of Law.  The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to conflicts of laws principles.

Exhibit 4.76

5.           Counterparts; Delivery by Facsimile or Electronic Mail.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or electronic mail also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement..

[Signature Page Follows]

Exhibit 4.76

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

NATIONAL INVESTMENT MANAGERS, INC.

By:	/s/ Steven J. Ross
Name: Steven J. Ross
Title: CEO

LENDER:

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Robert Barnhard
Name: Robert Barnhard
Title: Senior Vice President